                                                                EXHIBIT 10.6



                             NOTE PURCHASE AGREEMENT

      This Agreement, dated as of May 24, 1996, is entered into by and between QUIETPOWER SYSTEMS, INC., a Delaware corporation ("QPS"), and___________________ _______________________ , a___________________ ("Purchaser").

                               FACTUAL BACKGROUND

      Purchaser wishes to purchase from QPS, and QPS wishes to sell to Purchaser, a promissory note (a "Bridge Loan Note") and warrants to purchase shares of QPS's Common Stock. Purchaser and QPS desire to provide for the foregoing purchase and sale and to establish various rights and obligations in connection therewith. DayStar Partners, L.P. ("DayStar") has purchased a similar Bridge Loan Note, and others are expected to do so. A complete list of all the Purchasers (which term includes Purchaser and Daystar) will be attached hereto as Schedule 1.

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. SALE OF PROMISSORY NOTE AND WARRANT.

            Subject to the terms and conditions of this Agreement, at the Closing (as defined below), QPS will sell and issue to Purchaser, and Purchaser will purchase, a secured promissory note in the original principal amount of $___________ substantially in the form of Exhibit A hereto (the "Note") and QPS will issue to Purchaser a Common Stock Purchase Warrant (the "Warrant") substantially in the form of Exhibit B hereto. The shares of Common Stock issuable upon exercise of the Warrant are referred to as the "Warrant Shares." The Warrant Shares shall be subject to a Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form of Exhibit D hereto. The Note shall be secured by all assets of QPS pursuant to a Security Agreement, substantially in the form of Exhibit C hereto.

      2. THE CLOSING. The closing ("Closing") of this transaction shall take place at the offices of Coblentz, Cahen, McCabe & Breyer, LLP, 222 Kearny Street, 7th Floor, San Francisco, California 94108 at such time and date as are mutually agreeable to QPS and Purchaser. Neither the parties hereto nor their counsel need attend the Closing in person. At the Closing, QPS shall execute and deliver to Purchaser the Note and the Warrant, in each case registered in the name of Purchaser, and all collateral documents relating thereto (including without limitation, the Security Agreement, the UCC-1 Financing Statement, the Registration Rights Agreement, and any ancillary documents thereto (collectively, the "Collateral Documents"), against payment to QPS by wire transfer or cashier's check of the $___________ purchase price therefor.


Note Purchase Agreement - Generic

      3. REPRESENTATIONS OF QPS. QPS hereby represents and warrants to Purchaser as follows:

            3.1 ORGANIZATION AND STANDING. QPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. QPS is duly qualified to do business as a foreign corporation and is in good standing in all states and jurisdictions in which the nature of the business conducted or property owned by QPS make such qualification necessary. QPS has offered to furnish to Purchaser copies of QPS's Certificate of Incorporation and Bylaws.

            3.2 DUE AUTHORIZATION. QPS has all right, power and authority to enter into this Agreement and the Note, the Warrant, and the Collateral Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Note, the Warrant and each of the Collateral Documents, the issuance and sale of the Note and the Warrant Shares by QPS, and the consummation by QPS of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of QPS. This Agreement, the Note, the Warrant and each of the Collateral Documents have been (or, when executed and delivered, will have been) duly executed and delivered by QPS and constitute (or, in the case of the Warrant Shares, when executed and delivered, will constitute) valid and binding agreements of QPS, enforceable in accordance with their respective terms.

            3.3 CAPITALIZATION. The authorized capital stock of QPS consists of 10,000,000 shares of Common Stock, of which 684,856 shares are outstanding, and 10,000 shares of Preferred Stock $0.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 3.3 attached hereto, QPS does not have outstanding securities convertible into or exchangeable for any shares of QPS's capital stock.

            3.4 ISSUANCE OF SHARES. The issuance, sale and delivery of the Note, Warrant and Warrant Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of QPS, and all the Warrant Shares have been duly reserved for issuance. The Warrant Shares, when issued and delivered against payment therefor in accordance with the provisions of the Warrant will be duly and validly issued, fully paid and non-assessable. The Warrant Shares are not subject to any preemptive rights or any right of first refusal right nor will the issuance of the Warrant Shares give rise to any such rights.

            3.5 SUBSIDIARIES. QPS has no subsidiaries and does not own, directly or indirectly, shares of stock or other interests in any other corporation, association, joint venture, or business organization.


Note Purchase Agreement - Generic

            3.6 MATERIAL CONTRACTS AND OBLIGATIONS. Schedule 3.6 hereto sets forth a list of all agreements or commitments to which QPS is a party or by which it is bound, involving (a) the provision of goods or services to QPS where there is no reasonably available second source, or (b) more than 25% of QPS's current or anticipated revenues. QPS has delivered to Purchaser or its counsel copies of the foregoing and of all other agreements QPS deems material to its business, including those involving the licensing of patents or technology. All of such material agreements are valid, binding, enforceable and in full force and effect. No party is in default in any material respect under any of such agreements.

            3.7 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. QPS is not in violation of any term of its Certificate of Incorporation or Bylaws, or in any material respect of any mortgage, indenture, contract, agreement, instrument, or, to QPS's best knowledge, any judgment, decree, order, statute, rule, or regulation applicable to it. The execution, delivery, and performance by QPS of this Agreement and the Note, the Warrant and the Collateral Documents, and the issuance and sale of the Note, Warrant and Warrant Shares pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which QPS is a party or by which it is bound or with respect to which it is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to QPS's best knowledge give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of QPS. To QPS's best knowledge, no such term or condition materially adversely affects the business, property, prospects, condition, affairs, or operations of QPS.

            3.8 FINANCIAL STATEMENTS. QPS has furnished to Purchaser a complete and correct copy of the unaudited balance sheets of QPS (the "Balance Sheets") as of December 31, 1995 and March 31, 1996 and the related statements of income for the 12 months and 3 months preceding such dates, all as compiled by QPS (collectively, the "Financial Statements"). The term "Balance Sheet Date" means March 31, 1996. The Financial Statements are complete and correct, are in accordance with the books and records of QPS and present fairly the financial condition and results of operations of QPS, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

            3.9 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of QPS in connection with the execution and delivery of this Agreement or the offer, issuance, sale and delivery of the Note and Warrant. Based in part on the representations made by Purchaser in Section 4 hereof, the offer and sale of the Note, the Warrant


Note Purchase Agreement - Generic
and the Warrant Shares to Purchaser will be in compliance with applicable Federal and state securities laws.

            3.10 LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of QPS's knowledge, any basis therefor or threat thereof, against QPS or its properties which questions the validity of this Agreement or the Note, the Warrant and the Collateral Documents, the issuance of the Note, Warrant or the Warrant Shares or which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, assets or condition, financial or otherwise, of QPS.

            3.11 REGISTRATION RIGHTS. Except as set forth on Schedule 3.11 or as required by the provisions hereof, QPS is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

            3.12 COMPLIANCE. QPS has complied, in all material respects, with all laws, regulations and orders applicable to its present and proposed business and has all material, franchises, certificates, permits, licenses and other authorizations required thereby.

            3.13  EMPLOYEES.

                  (a) None of the employees of QPS is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to QPS (including, without limitation, any organizational drive) or, to the best of QPS's knowledge, threatened. Other than as set forth on Schedule 3.13, no employee has any agreement or contract regarding his or her employment.

                  (b) No accumulated funding deficiency (as defined in Section 302 of Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 412 of the Internal Revenue Code (the "Code")), whether or not waived, exists with respect to any pension plan of QPS. No liability to the PBGC has been, or is reasonably likely to be incurred with respect to any such pension plan by QPS, or any ERISA affiliate. QPS is not a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in
Section 4975(e)(2) of the Code) with respect to Purchaser. To the best knowledge of QPS, no fiduciary of or "party in interest" or "disqualified person" with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or contributed to by QPS or any of its subsidiaries, for the benefit of their respective employees (each an "Employee Plan") has engaged in or caused any Employee Plan to engage in any "prohibited transaction" (within the meaning of Section 4975 of the Code and Sections 406 or 407 of ERISA) that has resulted in the imposition of any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA that has not been satisfied. Each Employee Plan has been maintained and administered in compliance with all applicable law including ERISA and the Code. Each Employee Plan which is intended to qualify under
Section 401(a) of the Code has been so qualified during the period from its adoption to date. There are no pending IRS audits or controversies with respect to any pension plan. QPS


Note Purchase Agreement - Generic
has no trade or business, whether or not incorporated, which, together with QPS, is under common control, as described in Section 414(b) or (c) of the Code.

            3.14 ABSENCE OF CHANGES. Since the Balance Sheet Date, there has been no material adverse change in the business, prospects, financial condition or results of operations of QPS, except for losses incurred in the ordinary course of business.

            3.15 ABSENCE OF LIABILITIES. QPS did not have, at the Balance Sheet Date, any liabilities of any type which in the aggregate exceeded $50,000, whether absolute or contingent, which were not fully reflected in the Financial Statements for such date, and, since such date, QPS has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

            3.16 TAXES. The March 31, 1996 Balance Sheet provision for taxes is sufficient for payment of all accrued and unpaid Federal, state, county, local and foreign taxes for the period then ended and all prior periods. QPS has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to QPS. QPS has not been the subject of an audit by any governmental entity with respect to any tax return filed by QPS.

            3.17 TITLE TO AND CONDITION OF PROPERTIES. QPS has good and marketable title to all its tangible and intangible property and assets, including those reflected in the Financial Statements (except such property or assets as have since the Balance Sheet Date been sold or otherwise disposed of in the ordinary course of business), and such property and assets are subject to no mortgage or security interest, conditional sales contract, charge, lien or encumbrance (except for the lien of current taxes not yet due and payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of, or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair QPS's business operations), and subsequent to the Balance Sheet Date, QPS has not sold or disposed of any of its property and assets or obligated itself to do so except in the ordinary course of business. Except for such minor defects as are not substantial in character and which do not have a materially adverse effect upon the validity thereof, all material real and personal property leases to which QPS is a party are valid and effective, and there is not under any such lease any existing material default or event which with notice or lapse of time or both would constitute a material default.

            3.18 PATENTS, TRADEMARKS, ETC. All of QPS's patents and patent applications are identified and described on Schedule 3.18. QPS will not assign or transfer any such patent to any person or entity besides Purchaser until the Note has been fully paid. QPS agrees to promptly amend Schedule 3.18 to add any patents that is applies for or obtains after the date hereof. Except as set forth on Schedule 3.18, QPS owns and possesses or licenses all patents, patent applications, licenses, trademarks, service marks, trade names, brand names, inventions, trade secrets, processes, formulae, copyrights, hardware and software necessary for the operation


Note Purchase Agreement - Generic
of its business as now conducted and as proposed to be conducted (the "Intellectual Property"). Schedule 3.18 also includes a complete list and summary description of all license agreements and contracts of QPS which affect its rights to own or use any and all of the Intellectual Property. QPS has not received any notice or claim of infringement of any rights, trademarks, trade names, trade secrets, copyrights or other intellectual property or proprietary rights of others with respect to QPS's operation of its business. To the knowledge of QPS, except as set forth on Schedule 3.18, the Intellectual Property does not infringe upon or violate any rights, trademarks, trade names, trade secrets, copyrights or other intellectual property or proprietary rights of any person or entity.

            3.19 COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL QUALITY. Except where non-compliance is not reasonably likely to have a material adverse effect on QPS, the facilities which currently are owned, operated or leased by QPS are, and, to the knowledge of QPS, at all times have been, maintained and operated in compliance with all applicable federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, orders, regulations and licenses (collectively "Environmental Laws") including but not limited to the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. ss. 6901 et seq.), Safe Drinking Water Act (21 U.S.C. ss.349, 42 U.S.C. ss.ss. 201, 300f), Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), California Health & Safety Code (ss. 25100 et seq., ss. 39000 et seq.), and California Water Code (ss. 13000 et seq.). To the knowledge of QPS, no materials, substances, or products have been at any time placed, held, located, disposed of or released on, under, at, within, or about the facilities which may reasonably be expected to result in a regulatory agency or other governmental entity requiring clean up, removal or other remedial action by QPS under Environmental Laws with such exceptions as would not in the aggregate have a material adverse effect on QPS. To the knowledge of QPS, no hazardous or toxic substance, waste or material (collectively "Hazardous Materials") has at any time been used, stored, treated, transported or handled by QPS or any of its consultants, contractors or agents on, under, at, within, or about the facilities except Hazardous Materials that are used, stored, treated, transported or handled on, under, at, within or about the Facilities in material compliance with Environmental Laws. No litigation, administrative enforcement actions, proceedings or notices of potential liability have (x) received, served or, to the best knowledge of QPS, filed or threatened against QPS or (y) to the actual knowledge of QPS, received, served, filed or threatened against any predecessor business or landowner or with respect to any facility owned or leased by QPS, in each case, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or arising out of the use, generation, storage, treatment, release, discharge, transportation, handling or disposal of Hazardous Materials or resulting from a violation or alleged violation of Environmental Laws.

            3.20 INSURANCE. QPS has adequate insurance, with (to its knowledge) financially sound and reputable insurers, with respect to its properties and business which are of a character customarily insured by corporations of established reputation engaged in the same or a similar business and similarly situated, against loss or damage of the kinds customarily insured against


Note Purchase Agreement - Generic
by such corporations, which insurance is of such types (including public liability and workmen's compensation insurance) as are customarily carried under similar circumstances by such other corporations.

            3.21 USE OF PROCEEDS. The net proceeds from the sale of the Note shall be used (i) to finance the expenses of the anticipated initial public offering of QPS's securities, (ii) to pay amounts due to NCT, (iii) to pay certain short-term notes and other current liabilities, and (iv) for working capital to finance the operations of QPS substantially as set forth in the budgets and business plans delivered by QPS to Purchaser in connection herewith. QPS shall not directly or indirectly use such proceeds for any other purposes.

            3.22 OFFERING OF SECURITIES. Neither QPS nor any person acting on its behalf has offered the Warrant or the Warrant Shares or any similar securities of QPS from or otherwise approached or negotiated with respect to QPS with any person other than Purchaser and other "Accredited Investors" (as defined in Rule 501(a) under the Securities Act of 1933, as amended). Neither QPS nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of QPS under circumstances which would require the integration of such offering with the offering of the Warrant or the Warrant Shares under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of the Warrant or of the Warrant Shares to the registration requirements of Section 5 of the Securities Act.

            3.23 IPO. QPS has received a letter of intent dated November 29, 1995 from Gaines, Berland, Inc., a full, true and correct copy of which is attached hereto as Schedule 3.23, and such letter has not been amended or modified orally or in writing. At the date hereof, QPS reasonably believes that the IPO registration statement will be filed in September or October, 1996.

            3.24 DISCLOSURE. Neither this Agreement, the Schedules and the Exhibits hereto, the Note, the Warrant and the Collateral Documents, the Financial Statements, nor any other document delivered to Purchaser or its counsel or agents in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best of QPS's knowledge, there is no fact (or facts) which (individually or in the aggregate) materially adversely affects the business, prospects, condition, affairs, or operations of QPS or its properties or assets which has (or have) not been set forth in this Agreement, such Schedules and Exhibits, the Note, the Warrant and the Collateral Documents or such Financial Statements.

      4. REPRESENTATIONS OF PURCHASER. Purchaser hereby represents and warrants to QPS as follows:

            4.1 INVESTMENT. Purchaser is acquiring the Note and Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.


Note Purchase Agreement - Generic

            4.2 AUTHORITY. Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

            4.3 EXPERIENCE. Purchaser has sufficient knowledge and experience in investing in companies similar to QPS so as to be able to evaluate the risks and merits of its investment in QPS.

            4.4 LEGEND. Purchaser understands that the stock certificate representing the Warrant Shares shall bear a legend substantially to the following effect:

            THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO QPS IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

            4.5 ACCREDITED INVESTOR. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

      5. COVENANTS OF QPS. QPS hereby covenants and agrees as follows, with the covenants set forth in 5.1, 5.2, 5.3, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10 and 5.11
terminating upon the effectiveness of an IPO with net proceeds to QPS of not less than $3,000,000:

            5.1 INVESTIGATION BY PURCHASER. QPS shall allow Purchaser during regular business hours and upon reasonable notice through Purchaser's employees, agents and representatives to make such investigation of the business, properties, books and records of QPS, and to conduct such examination of the condition of QPS, as Purchaser deems reasonably necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of QPS hereunder.

            5.2 CONSENTS AND BEST EFFORTS. Subject to the terms and conditions provided herein, QPS covenants and agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of its obligations hereunder.

            5.3 NOTIFICATION OF CERTAIN MATTERS. QPS shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to QPS, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect as of the Closing Date and (ii) any material failure of QPS or Purchaser, as the case may be, to comply


Note Purchase Agreement - Generic
with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

            5.4 BASIC FINANCIAL INFORMATION. Following the Closing, QPS will deliver to Purchaser (or to Daystar as Purchaser's Agent) as soon as practicable after the end of each fiscal year of QPS, and in any event within 90 days thereafter, consolidated and consolidating balance sheets of QPS and its subsidiaries, if any, as at the end of such fiscal year, and consolidated and consolidating statements of income and surplus and consolidated and consolidating statements of changes in financial position of QPS and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and, if QPS's shares are then publically traded, certified by independent public accountants of recognized national standing selected by or reasonably acceptable to QPS. Concurrently therewith, QPS shall also deliver copies of any management letters provided by QPS's auditors in connection with its annual audit.

            5.5 ADDITIONAL FINANCIAL AND OTHER INFORMATION. Until the date on which QPS is required to file a report with the Securities Exchange Commission (the "SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), QPS will deliver the materials described below in this Section 5.5 to all holders of the Bridge Loan Notes with principal balances of $100,000 or more, the Warrant (or similar warrants) with an exercise price of at least $100,000, or Warrant Shares the exercise price for which was at least $100,000.

                  (A) MONTHLY REPORTS. As soon as practicable after the end of each calendar month and in any event within thirty (30) days thereafter, unaudited consolidated and consolidating balance sheets of QPS and its subsidiaries, if any, as at the end of such month, and unaudited consolidated and consolidating statements of income, of costs and expenses and of shareholders equity, and cash flow statements for each month and for the current fiscal year to date, all containing actual financial information prepared in accordance with generally accepted accounting principles consistently applied, except that such statements shall have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material. Such monthly financial statements shall include comparisons to the projected results previously given to Purchaser for the relevant fiscal period, in reasonable detail, and shall be signed by the principal financial officer of QPS.

                  (B) BUDGETS. Not later than one month prior to the beginning of each fiscal year, the budget approved by QPS's Board of Directors, including projected financial statements of QPS and each material subsidiary. Within ten days after a material change is made in the projected financial results, as compared to the projection previously delivered, such change shall be disclosed to each Purchaser.


Note Purchase Agreement - Generic

                  (C) VISITATION. Any such holder who has signed an appropriate confidentiality agreement may from time to time request the right to visit and inspect any of the properties of QPS or any of its subsidiaries (including their books and records), and to discuss it and their affairs, finances and accounts with its and their officers, all at such reasonable times and as often as may be reasonably requested.

                  (D) MINUTES. Copies of the minutes of proceedings of QPS's Board of Directors and Shareholders to any holder who has signed an appropriate confidentiality agreement.

                  (E) BOARD PACKAGES; SEC FILINGS. QPS will, promptly after such material becomes available, furnish to Purchaser (or to DayStar as Purchaser's Agent) a copy of any other documents provided to QPS's directors and of all of QPS's filings with the SEC, provided that Purchaser shall have signed an appropriate confidentiality agreement.

                  (F) COMPLIANCE CERTIFICATE. QPS will promptly furnish to Purchaser (or to DayStar as Purchaser's Agent) copies of any compliance certificates furnished to lenders in respect of indebtedness of QPS and such other financial and other data of QPS as Purchaser may reasonably request.

            5.6 BOARD VISITATION RIGHTS. QPS shall allow the Purchasers to have one observer present at all meetings of the Board of Directors and committees of the Board of Directors and such observer shall be entitled to participate in discussions and consult with the Board of Directors and committees of the Board of Directors, without voting, provided that any such observer shall have signed an appropriate confidentiality agreement.

            5.7 NONDISCLOSURE AGREEMENTS. QPS shall require all key management persons now or hereafter employed by QPS who have access to confidential and proprietary information of QPS to enter into nondisclosure agreements in a form that is commercially reasonable.

            5.8 PREEMPTIVE RIGHTS. In the event of a financing of QPS effected by the sale by QPS of its Common Shares (or any other voting or other security of QPS or security convertible into or exercisable for such Common Shares) in a private offering prior to an IPO, the Purchasers shall be entitled to purchase shares in such sale on a pro rata basis in respect of the Common Shares then beneficially owned by them, on a fully diluted basis (assuming exercise of the Warrant and all other outstanding warrants and options), so that following such sale, each Purchaser will, if it has elected to purchase the securities to be sold, beneficially own the same percentage of the equity ownership of QPS on a fully diluted basis as it had before such sale (assuming in each case exercise of the Warrant and all other outstanding warrants). QPS shall provide Purchaser with a minimum of ten (10) business days notice of the anticipated pricing of such offering, which notice shall indicate the anticipated size and range of pricing of the offering, and based on such notice, Purchaser shall advise QPS within five (5) business days as to whether it elects to exercise its rights under this Section 5.8, and if it so elects, Purchaser shall tender


Note Purchase Agreement - Generic
payment for the same securities, at the same time, and in the same manner as the other purchaser(s) in such offering.

            5.9 COMPLIANCE. QPS shall maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which QPS is organized and/or which govern QPS's continued existence and with the requirements of all laws, rules, regulations and orders of a governmental agency applicable to QPS or its business, to the extent that the failure to maintain or comply with any of the above would have a material adverse effect on the business and properties of QPS taken as a whole.

            5.10 TAXES AND OTHER LIABILITIES. QPS shall (i) pay and discharge when due any and all material indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as QPS may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the reasonable satisfaction of QPS for eventual payment thereof in the event that it is found that the same is an obligation of QPS, and (ii) promptly give notice in writing to Purchaser of any pending assessment or adjustment by any taxing authority against QPS.

            5.11 NEGATIVE COVENANTS. Without the consent of a two-thirds majority in interest of the Purchasers, QPS shall not:

                  (A) NO MERGER. Unless the Note is prepaid concurrently therewith, permit QPS to merge into or with or consolidate with any corporation or other entity (unless the stockholders of QPS immediately prior thereto hold more than 50% of the voting securities of the surviving entity), nor make any substantial change in the nature of its business, nor sell, lease, transfer or otherwise dispose of all or any substantial or material part of its assets other than in the ordinary course of business.

                  (B) NO GUARANTEES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of QPS as security for, any liabilities or obligations of any other person or entity (other than a wholly-owned subsidiary of QPS).

                  (C) NO INDEBTEDNESS. Unless unsecured or, if secured, satisfactorily subordinated to the Note, create, incur, assume or suffer to exist, any indebtedness.

                  (D) NO DIVIDENDS. Declare or make, or agree to declare or make, any payment of dividends (except stock splits effected in the form of a stock dividend) or distributions of any assets of any kind whatsoever in respect of its capital stock, or purchase, redeem or otherwise acquire, or agree to purchase, redeem or otherwise acquire, any ownership interest, outstanding capital stock or other securities of QPS.


Note Purchase Agreement - Generic

                  (E) REPAYMENT OF CERTAIN DEBT. Repay any indebtedness owed to any officers or directors of QPS (including former officers and directors) or debt guaranteed by QPS (other than in accordance with the terms of guaranty) until the Note has been paid in full.

            5.12 NONAVOIDANCE COVENANT. QPS will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, deed or omission, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions to be performed or observed by QPS as set forth herein, or in the Note, the Warrant, or the Collateral Documents, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Agreement, the Note, the Warrant, and the Collateral Documents and in the taking of all other action which may be reasonably necessary in order to protect the rights of Purchaser.

      All of the covenants in this Article 5 shall terminate upon the indefeasible payment of all of the Bridge Loan Notes.

      6. CLOSING CONDITIONS. The obligations of Purchaser hereunder are subject to Purchaser's satisfaction in its sole discretion with the results of its due diligence investigation and to the fulfillment or waiver on or before the Closing of the following conditions:

            6.1 REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of QPS made in Section 3 or otherwise under or pursuant to this Agreement shall be true on the Closing Date and, if requested by Purchaser, QPS shall have delivered to Purchaser a certificate of an authorized officer of QPS dated the Closing Date, certifying to such effect.

            6.2 INSTRUMENTS AND PROCEEDINGS TO BE SATISFACTORY. All instruments and corporate proceedings relating to the sale of the Note and the Warrant hereunder by QPS or otherwise relating to the transactions contemplated hereby shall be satisfactory to Purchaser.

            6.3 OTHER AGREEMENTS. All documents and instruments specified for delivery at the Closing shall have been executed and delivered by QPS and Purchaser, as appropriate.

            6.4 CERTIFICATES AND DOCUMENTS. QPS shall have delivered to Purchaser or counsel to Purchaser:

                  (a) The Certificate of Incorporation of QPS, as amended and in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;

                  (b) Certificates or the appropriate state officials, as of the most recent practicable dates, as to the corporate good standing of QPS in Delaware, Maryland, and New York;

                  (c) By-laws of QPS, certified by its Secretary or Assistant Secretary as of the Closing Date;


Note Purchase Agreement - Generic

                  (d) Resolutions of the Board of Directors of QPS, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of QPS as of the Closing Date; and

                  (e) All consents, approvals and waivers, in form and substance reasonably satisfactory to Purchaser, from any person necessary to permit QPS to consummate the transactions contemplated by this Agreement and each of the collateral agreements hereto shall have been obtained.

            6.5 LEGAL FEES. QPS shall pay at the Closing or promptly upon demand all of the fees and expenses of counsel to the Purchasers incurred by them in connection with the preparation and negotiation of this Agreement and the Note, the Warrant and the Collateral Documents, and the Closing of the transactions contemplated hereby and thereby. In addition, QPS shall pay all fees and expenses of counsel for the Purchasers in connection with any amendment of any document contemplated hereby, any waiver under such document and any consultation or action related to enforcement thereof.

            6.6 LEGAL OPINION. Breslow & Walker as counsel to QPS, shall have executed and delivered to Purchaser a legal opinion substantially in the form attached hereto as Exhibit E satisfactory in form and substance to counsel for Purchaser.

            6.7 NO SUIT. No suit, action, investigation, inquiry or other proceeding by any person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin or invalidate, the transactions contemplated hereby and which is reasonably likely to succeed and which, if successful, is reasonably likely to materially and adversely affect the value of the Note, the Warrant or the Warrant Shares, Purchaser's registration rights, or QPS.

            6.8 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions (including the materials provided to Purchaser and its special counsel) shall be reasonably satisfactory in substance and form to Purchaser and its special counsel, and Purchaser and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            6.9 COMMITMENT FROM CERTAIN SHAREHOLDERS. Jonathan Charry, Environmental Research, Eric Jacobson, Richard Zall, George Kalkines, and William Bernstein shall have signed and delivered to Purchaser a Commitment Letter substantially in the form of Exhibit G hereto.

      7. CONDITION TO THE OBLIGATIONS OF QPS. The obligations of QPS hereunder are subject to the fulfillment or waiver of the following conditions on or before the Closing:

            7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Section 4 shall be true on the Closing Date.


Note Purchase Agreement - Generic

            7.2 PURCHASE PRICE. Payment of the applicable purchase price to QPS as set forth in Section 2 hereof.

            7.3 NO SUIT. No suit, action, investigation, inquiry or other proceeding by any person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin or invalidate, the transactions contemplated hereby and which is reasonably likely to succeed and which, if successful, is reasonably likely to materially and adversely effect QPS.

      8. GENERAL.

            8.1 INDEMNITY.

                  (a) Each party agrees to indemnify and save harmless the other party hereto and such other party's officers, directors, employees and agents, and each person who controls such other party within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages, claims, actions, diminution in value or other liabilities, including costs of investigation and defense (collectively, "Damages") suffered or incurred by the indemnified party as a result of any breach by the indemnifying party of any of its agreements, representations, warranties or covenants contained in this Agreement or the Note, the Warrant or the Collateral Documents, other than Damages resulting, directly or indirectly from the breach by the indemnified party of any of its agreements, representations, warranties or covenants contained herein; provided, however, that if and to the extent that such indemnification is unenforceable for any reason, the indemnifying party shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable law.

                  (b) The indemnified party under this Section 8.1 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the indemnifying party on account of an indemnity agreement contained in this
Section 8.1, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify the indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party except to the extent the indemnifying party shall have been materially prejudiced by the omission of such indemnified party to so notify the indemnifying party, pursuant to this Section
8.1. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.1 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the indemnifying party; provided, however, that (i) if the indemnifying party shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably


Note Purchase Agreement - Generic
determines (x) that there may be a conflict between the positions of the indemnifying party and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the indemnifying party shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with such defense(s);

                  (c) All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties shall expire on the second anniversary of the respective Closing Dates, except for claims, if any, asserted in writing prior to such second anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this Section 8 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such two-year period.

      8.2 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, by reputable overnight courier or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

      If to QPS:                    QuietPower Systems, Inc.
                                    1675 Broadway, Suite 2600
                                    New York, NY 10019
                                    Attention: President

            With copy to:           Breslow & Walker
                                    875 Third Avenue
                                    New York, NY  10022
                                    Attention: Gary Moomjian, Esq.

      If to Purchaser:              _______________________________
                                    _______________________________
                                    _______________________________
                                    _______________________________
                                    _______________________________

            With copy to:           Coblentz, Cahen, McCabe & Breyer, LLP
                                    222 Kearny Street, 7th Floor
                                    San Francisco, CA  94108
                                    Attention: Barry Reder, Esq.


Note Purchase Agreement - Generic

      Notices provided in accordance with this Section 8.2 shall be deemed delivered upon personal delivery, one business day after deposit with a reputable overnight delivery service, or two business days after deposit in the mail. Any party may change its address for notice by notice similarly given.

            8.3 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Note, the Warrant and the Collateral Documents, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (iii) to cooperate with each other in connection with the foregoing, including, without limitation, using their respective best efforts (A) to obtain all consents, approvals and waivers from any person necessary to permit the consummation of the transactions contemplated by this Agreement and the Note, the Warrant and the Collateral Documents, and
(B) to fulfill all conditions to this Agreement.

            8.4 SPECIFIC ENFORCEMENT. Purchaser, on the one hand, and QPS, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

            8.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            8.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of QPS and Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            8.7 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by Purchaser.

            8.8 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and


Note Purchase Agreement - Generic
assigns, provided, however, that QPS may not assign any of its rights or delegate its duties without the prior written consent of Purchaser.

            8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

            8.10 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            8.11 GOVERNING LAW; JURISDICTION; VENUE. Because QPS is a Delaware corporation, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts executed and entirely performed within Delaware. Any litigation or arbitration between the parties which arises out of this Agreement shall be instituted and prosecuted only in the appropriate California or Federal court or other tribunal, situated in San Francisco, California. QPS specifically submits itself and its properties to the exclusive jurisdiction of such courts for purposes of any such action and the enforcement of any judgment or order arising therefrom. QPS waives any right to a change of venue and any and all objections to the jurisdiction of the California courts. Notwithstanding the foregoing, Purchaser may take such actions in a foreign jurisdiction which Purchaser deems necessary and appropriate to enforce or collect any court judgment in any dispute arising out of this Agreement or to seek and obtain other relief as is necessary to enforce the terms of this Agreement. Each party agrees that service upon such party in any such action or proceeding may be made by first class mail, certified or registered, return receipt requested as provided for the giving of notices in
Section 8.2.

      Executed as of the date first written above.

                                       QPS:

                                       QUIETPOWER SYSTEMS, INC., a
                                       Delaware corporation



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                       PURCHASER:

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


Note Purchase Agreement - Generic

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A      -  Note
Exhibit B      -  Warrant
Exhibit C      -  Security Agreement
Exhibit D      -  Registration Rights Agreement
Exhibit E      -  Opinion of Counsel to QPS

SCHEDULES

Schedule 1     - List of Purchasers of Bridge Loan Notes
Schedule 3.3   - Outstanding Convertible or Exchangeable Securities
Schedule 3.6   - Material Contracts
Schedule 3.11  - Registration Rights
Schedule 3.13  - Employee Matters
Schedule 3.18  - Patent & Technology Agreements
Schedule 3.23  - Investment Banking Firm's Letter of Intent


Note Purchase Agreement - Generic

                                   SCHEDULE 1

                       PURCHASERS OF QPS BRIDGE LOAN NOTES

Amount

$250,000                    DayStar Partners, L.P.
                            10600 N. DeAnza Blvd., Suite 215
                            Cupertino, CA 95014

$35,000                     Douglas Lee
                            2100 Garden Road, #306
                            Monterey, CA 93940

$25,000                     The Smith 1987 Family Trust
                            Richard Dunham Smith and Patricia Ann Smith,
                            Trustees
                            2415 South Court
                            Palo Alto, CA 94301

$ -----------               -----------------------------------
                            -----------------------------------
                            -----------------------------------


$ -----------               -----------------------------------
                            -----------------------------------
                            -----------------------------------



                                                 Updated through _________, 1996


Note Purchase Agreement - Generic